Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A, dated November 12, 2018 of our report dated July 24, 2018 relating to the audited consolidated financial statements for the year ending December 31, 2017 of Skylab Apps, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ L&L CPAS, PA

L&L CPAS, PA

November 12. 2018